EXHIBIT 4.3.5








                          FORM OF DEED OF TRUST,
                ASSIGNMENT OF LEASES AND RENTS,
       SECURITY AGREEMENT AND FIXTURE FILING [SERIES __]
             (containing a supplemental indenture)

                   dated as of April 1, 1994

                             among

                  STATE STREET BANK AND TRUST
          COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION,
                a national banking association,
       not in its individual capacity except as expressly
           stated herein, but solely as Owner Trustee
    under the Trust Agreement dated as of December 21, 1993 with the Owner Participant, as trustor;

           STEWART TITLE OF CALIFORNIA, a California corporation, as trustee;

                              and

                   WILMINGTON TRUST COMPANY,
                a Delaware banking corporation,
             the Indenture Trustee, as beneficiary

                      ___________________


               SMITH'S FOOD & DRUG CENTERS, INC.
        Leveraged Lease of [One (1) Food and Drug Store]
                       [One (1) Distribution Center]
          DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING [SERIES __], dated as of April 1, 1994 (the "Second Supplemental Indenture"), containing the Second Supplemental Indenture to the Trust Indenture and Security Agreement, dated as of December 21, 1993 (the "Original Indenture," as supplemented by the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing [Series J- __] (containing Supplemental Indenture) dated as of December 21, 1993 (the "First Supplemental Indenture [Series J-__]"), and, together with any additional supplemental indentures including this Second Supplemental Indenture, the "Indenture"), by State Street Bank and Trust Company of California, National Association, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement dated as of December 21, 1993 with the Owner Participant in favor of Stewart Title of California, a California corporation ("Trustee"), for the benefit of Wilmington Trust Company, a Delaware banking corporation as trustee for the benefit of the Noteholders, as beneficiary hereunder (the "Indenture Trustee").



                           RECITALS:

          (a) The Owner Trustee has heretofore executed and delivered to the Indenture Trustee the Original Indenture to provide for the issuance from time to time of notes to be issued in one or more series (the "Notes");

          (b) Sections 2.13 and 11.1 of the Original Indenture provide, among other things, that the Owner Trustee and the Indenture Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Notes of any series as permitted by Sections 2.13 and 11.1 of the Original Indenture;

          (c) The Owner Trustee has heretofore executed and delivered the First Supplemental Indenture [Series J-__] to provide for the issuance of subseries J-__ Notes of the Series J Notes, which First Supplemental Indenture [Series J-__] was recorded on December __, 1993 in the Official Records of _______ County, California in Book ____ at Page _____;

          (d)  As contemplated by Section 7.2 of the Original Indenture and
Section 2.6 of the Participation Agreement, the Owner Trustee (i) desires to issue a series of Notes to be designated as "Series __ Notes" (the "Series __ Notes") in order to refinance the Outstanding J-__ Notes, and
(ii) has requested the Indenture Trustee to enter into this Second Supplemental Indenture for the purpose of establishing the form and terms of the Series __ Notes;

          (e) All action on the part of the Owner Trustee necessary to authorize the issuance of the Series __ Notes, the redemption of the J-__ Notes and the release of the lien of the First Supplemental Indenture (Series J-__) under the Original Indenture and this Second Supplemental Indenture has been duly taken; and

          (f) All acts and things necessary to make the Series __ Notes, when executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Owner Trustee, and to constitute a valid and binding supplemental indenture, deed of trust, leasehold deed of trust, assignment of leases and rents and security agreement according to its terms, have been done and performed, and the execution of this Second Supplemental Indenture and the creation and issuance under the Indenture of the Series __ Notes have in all respects been duly authorized, and the Owner Trustee, in the exercise of the legal right and power vested in it, executes this Second Supplemental Indenture and proposes to create, execute, issue and deliver the Series __ Notes;

          NOW, THEREFORE, this Second Supplemental Indenture witnesseth that, in order to release the lien of the First Supplemental Indenture (Series J-___), establish the form and terms of and to authorize the authentication and delivery of the Series __ Notes and to grant security for the payment thereof, and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:


                        GRANTING CLAUSE:

          The Owner Trustee hereby irrevocably grants, transfers, assigns, mortgages, warrants, aliens, demises, releases, transfers, sets over, delivers and conveys to the Trustee, in trust, with power of sale and right of entry, for the benefit of the Indenture Trustee, its successors and assigns, upon the terms and conditions of this Second Supplemental Indenture, the following described property, rights and privileges, whether now owned or held or hereafter acquired (herein called the "Indenture Estate [Series __]"), to wit:

               (a) all right, title and interest of the Owner Trustee, now existing or hereafter arising, in and to the Related Lessor Interest in respect of Property __ as more fully described in Exhibit A attached hereto and incorporated herein;

               (b) all right, title and interest of the Owner Trustee, now existing or hereafter arising, in and to the Deed in respect of the Related Lessor Interest, the Option Agreement to the extent that such Option
Agreement relates to Property    , Lease __ in respect of the Related
Lessor Interest, and all sums now or hereafter payable to the Owner Trustee with respect thereto, including, without limitation, (A) all amounts of Rent under Lease __, payments pursuant to Section 16 of Lease __, insurance proceeds and condemnation, requisition and other awards and payments of any kind for or with respect to any part of the Indenture Estate [Series __] as contemplated in or by the Granting Clause Documents (the foregoing sums, excluding all Excepted Payments, being hereinafter referred to as the "Assigned Payments") and (B) all rights (exclusive of Excepted Rights) of the Owner Trustee, now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any Granting Clause Document relating to or in connection with the Related Lessor Interest (including, without limitation, but subject to Section 6(c) of Lease __, all the Owner Trustee's right, title, interest and estate in, to and under, any and all warranties and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the construction, use or maintenance of the Related Lessor Interest), as well as all rights, powers and remedies on the part of the Owner Trustee, now existing or hereafter arising and whether arising under any Granting Clause Document relating to or in connection with the Related Lessor Interest, or by statute or at law or equity or otherwise, arising out of any Event of Default under Lease __;

               (c) all moneys and securities now or at any time hereafter paid to or deposited with or required to be paid to or deposited with the Indenture Trustee pursuant to any provision of the Original Indenture or any Granting Clause Document, in each case, relating to or in connection with the Related Lessor Interest and held or required to be held by the Indenture Trustee hereunder or under the Original Indenture;

               (d) all rents (including Rent), issues, profits, products, revenues and other income of all property from time to time subjected to the lien and security interest of this Second Supplemental Indenture (other than such amounts derived from Lessee's Property or properties title to which has vested in the Lessee pursuant to Section 8(e) of Lease __), and all right, title and interest of every nature whatsoever of the Owner Trustee, now existing or hereafter arising, in and to the same and every part thereof;

               (e) all other property of every kind and description, real, personal and mixed, and all interests therein (other than the Lessee's Property referred to in Section 8(h) of Lease __), now owned or hereafter acquired by the Owner Trustee, pursuant to the provisions of the Granting Clause Documents relating to or in connection with the Related Lessor Interest (excluding removed parts as to which title has vested in the Lessee pursuant to Section 8(g) of Related Lease __, whether located in the Related Lessor Interest or elsewhere, without the necessity of Supplemental Indentures), and the Indenture Trustee is hereby authorized to receive any such property and to hold and apply any and all such property subject to and in accordance with the terms of this Second Supplemental Indenture as then supplemented;

               (f) all right, title and interest of the Owner Trustee, now existing or hereinafter arising, in and to the Tripartite Agreement to the extent such Tripartite Agreement relates to Property ___; and

               (g) all proceeds of any of the foregoing.


          BUT EXCLUDING, HOWEVER, from the Indenture Estate [Series __] any and all Excepted Payments and Excepted Rights now existing or hereafter arising and subject to the following provisions:

               (aa) So long as no Indenture Event of Default shall have occurred and be continuing, the Owner Trustee at all times shall retain, to the exclusion of the Indenture Trustee, all rights of the Owner Trustee, now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of the Granting Clause Documents as relating to or in connection with the Related Lessor Interest, as well as all rights, powers and remedies on the part of the Owner Trustee, now existing or hereafter arising, and arising under the Granting Clause Documents as relating to or in connection with the Related Lessor Interest or by statute or at law or in equity or otherwise, arising out of any Default or Event of Default under the Related Lease; provided, however, that, except insofar as the same relates to Excepted Payments to which the Owner Trustee or the Owner Participant is entitled, the Owner Trustee shall not, without prior written consent of the Indenture Trustee given with the consent of a Majority in Interest of Noteholders (or, in the case of amendments, modifications, waivers, discharges, supplements, terminations or consents described below to any of
Section 2(b), Section 3(b), Section 3(c)(i) or Section 3(c)(ii) of the Related Lease, unanimous consent), agree to any amendment to, or any modification, waiver, discharge, supplement, or termination of, or grant any consent under, any term or provision of (i) the following provisions of the Related Lease: Section 2(a), Section 2(b) (if the result thereof would be to shorten the time of the Related Lease to a period shorter than the period ending with the latest maturity of any series of the Related Notes),
Section 3(a), Section 3(b) (if the result thereof would be that the Basic Rent payable thereunder would be insufficient to pay principal or interest on the Related Notes as the same became due and payable), Section 3(c)(i),
Section 3(c)(ii) (if the result thereof would be that the Supplemental Rent payable thereunder would be insufficient to pay Premium, if any, in respect of the Related Notes, Section 3(c)(iii) (if the result thereof would be to reduce the amounts payable to or for the account of the Indenture or the Pass Through Trustee), Section 3(g), Section 4, Section 5(a) (if the result thereof would permit a use not permitted by Applicable Law or which would constitute a public or private nuisance), Section 5(b), Section 6(a),
Section 6(b), Section 7, Section 8(a)(i), Section 8(c) (with respect to the proviso of the penultimate sentence thereto), Section 8(g), Section 8(h),
Section 8(i), Section 9 (if the result thereof would be to lower the threshold for a Casualty to constitute an Event of Loss or adversely affect or delay or decrease the amount of any prepayment of the Related Notes in the event of an Event of Loss), Section 10 (other than Section 10(b)),
Section 11(a), Section 11(b) (other than consents and actions of the Owner Trustee, set forth in such section), Section 11(e), Section 14, Section 15 and Section 16; and provided, further,that no such modification, amendment, supplement, consent or waiver shall without the consent of each Noteholder affect thereby, modify, amend or supplement, or give any consent in respect of or waive any provision of, the Related Lease in such manner (A) as to reduce the amounts payable by the Lessee under the Related Lease assigned to the Indenture Trustee, or change the time for the payment thereof, so that such payments are less than the amounts necessary to pay the principal of, Premium, if any, and interest on the Outstanding Related Notes when due (whether at maturity, upon acceleration or otherwise) or (B) as would release the Lessee from its obligation in respect of payment of Basic Rent, Casualty Value, Termination Value or any other amount payable under the Related Lease and intended to be used to pay the principal of, Premium, if any, or interest on the Related Notes, in any manner inconsistent with clause (A) above of this proviso.

               (bb) During the continuance of any Indenture Event of Default caused by an Event of Default under Lease __, the Owner Trustee at all times shall be entitled on a non-exclusive basis with the Indenture Trustee to (i) enforce any covenant or obligation (including obligations in respect of the payment of Rent) of the Lessee under Lease __; provided, that in so enforcing any such covenant, the Owner Trustee may not exercise any remedies under Section 16(a) (i) of Lease __ other than as provided in clause (ii) below, unless such exercise is required by law in order to effect the Owner Trustee's rights under clause (ii) below, (ii) declare Lease __ in default and exercise remedies solely pursuant to Section 16(a)
(v) (D) thereof (and such other remedies as are required by law in order to effect the rights of the Owner Trustee under this clause), (iii) [INTENTIONALLY OMITTED] and (iv) receive any notice under the Granting Clause Documents as relating to or in connection with the Related Lessor Interest, provided that any amount obtained by the Owner Trustee, as a consequence of any of the above actions which is payable to the Indenture Trustee or any Noteholder or to which the Indenture Trustee is entitled shall (apart from Excepted Payments) be received by the Owner Trustee, for the benefit of, and immediately paid over to, the Indenture Trustee.

               (cc) Subject to subparagraph (aa) above, but otherwise without the consent of any of the Noteholders, at any time and from time to time, the respective parties to the Transaction Documents may modify, amend or supplement any of such Transaction Documents (other than this Second Supplemental Indenture or the Original Indenture) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or modifying in any manner the rights of the respective parties thereunder or may give any consent or waiver thereunder; provided, however, that no such modification, amendment, supplement, consent or waiver shall without the consent of each Noteholder affected thereby, modify, amend or supplement, or give any consent in respect of or waive any provision of, Lease __ in such manner (i) as to reduce the amounts payable by the Lessee under Lease __ assigned to the Indenture Trustee, or change the time for the payment thereof, so that such payments are less than the amounts necessary to pay the principal of, Premium, if any, and interest on
the Outstanding          Notes when due (whether at maturity, upon
acceleration or otherwise) or (ii) as would release the Lessee from its obligation in respect of payment of Basic Rent, Casualty Value, Termination Value or any other amount payable under Lease __ and intended to be used to
pay the principal of, Premium, if any, or interest on the         Notes, in
any manner inconsistent with clause (i) above.

          To the extent any portion of the Indenture Estate [Series   ]
constitutes personal property under Applicable Law, the Owner Trustee hereby grants to the Indenture Trustee a security interest in such property and the proceeds thereof and the Indenture Trustee shall have, in addition to all rights and remedies provided herein and in the Original Indenture, all rights and remedies of a "secured party" under the Uniform Commercial Code and this Second Supplemental Indenture shall also be deemed to be a "security agreement" for purposes of the Uniform Commercial Code. This Second Supplemental Indenture, in addition to constituting a security agreement covering any personal property that is part of the Indenture Estate [Series __], constitutes (i) a deed of trust and an absolute assignment of rents with respect to all estates in land, fixtures, leaseholds, easements or other interests in real property that are part of the Indenture Estate [Series __] and the rents, issues and profits thereof and (ii) a financing statement filed as a fixture filing under Section 9402(b) of the California Uniform Commercial Code, as amended or recodified from time to time, covering any portion of the Indenture Estate which is now or later may become fixtures. For purposes of such fixture filing, the "debtor" is the Owner Trustee whose address is State Street Bank and Trust Company of California, National Association, 725 South Figueroa Street, Los Angeles, California 90017 and the "secured party" is the Indenture Trustee whose address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

                           OBLIGATIONS SECURED:

          This Second Supplemental Indenture is given for the purpose of securing payment and performance of the following obligations (collectively, the "Secured Obligations"): (a) the payment of the principal of, Premium, if any, and interest on the Series __ Notes outstanding from time to time hereunder according to their tenor and effect; (b) the performance and observance by the Owner Trustee of all the covenants, agreements and provisions contained herein and in the Series __ Notes; and (c) all present and future obligations of the Owner Trustee under this Second Supplemental Indenture.

          PROVIDED, HOWEVER, that if the principal of, Premium, if any, and interest on the Series __ Notes, and all other amounts payable under or secured by this Second Supplemental Indenture shall have been paid pursuant to Section 3.1 of the Original Indenture or otherwise and the Owner Trustee shall have performed and complied with all the covenants, agreements, terms and provisions of the Indenture and this Second Supplemental Indenture, then the Indenture and the rights hereby and thereby granted and assigned with respect to the Series __ Notes shall terminate with respect to the Series __ Notes.

          IT IS HEREBY COVENANTED AND AGREED that all the Series __ Notes are to be issued and delivered, and that all property, rights and privileges subject or to become subject to this Second Supplemental Indenture, are to be held subject to the further covenants, conditions, uses and trusts herein and therein set forth, and the Owner Trustee, intending to be legally bound hereby, hereby covenants and agrees with the Indenture Trustee for itself and for the equal and proportionate benefit and security of the Noteholders of the Outstanding Series __ Notes from time to time, and the Indenture Trustee agrees to accept the trust and duties herein set forth, as follows:


                           ARTICLE 1


                           THE NOTES

          SECTION 1.1 Definitions. Appendix A to the Original Indenture is hereby amended as set forth in Appendix A to this Second Supplemental Indenture. Unless the context shall otherwise require, each of the capitalized terms used in this Second Supplemental Indenture and not otherwise defined in this Second Supplemental Indenture shall have the meaning assigned to it in Appendix A as so amended and the rules of usage set forth in Appendix A as so amended shall apply thereto. As used in this Second Supplemental Indenture, the term "parties" means, collectively, the Owner Trustee and the Indenture Trustee. Unless otherwise indicated, references in this Second Supplemental Indenture to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this Second Supplemental Indenture. For purposes of this Second Supplemental Indenture, the "principal amount" of any Series_ Note during the applicable Pre-Commencement Date Period shall mean and be the Accreted Value of such Series _ Note.

          SECTION 1.2 Designation of the Notes. There is hereby created the Series __ Notes, in such subseries as designated in Section 1.3. The Series __ Notes may forthwith be executed by the Owner Trustee and delivered to the Indenture Trustee for authentication and delivery by the Indenture Trustee in accordance with the provisions of Section 2.11 of the Original Indenture.

          SECTION 1.3 Maximum Principal Amount. Except as otherwise provided in the Indenture, the Series ___ Notes shall be limited in
aggregate Relevant Principal Amount to [$           ] of which [$         ]
shall have a Stated Maturity of [            ] (the "__-1 Notes"), [$
] shall have a Stated Maturity of [               ] (the "__-2 Notes") and
[$          ] shall have a Stated Maturity of [           ] (the  "__ -3
Notes").

          SECTION 1.4 Maturities, Accretion and Interest Rates. The Series __ Notes shall be dated the date hereof, shall have stated maturities on the dates and years set forth below (each such subseries of Series __ Note to have a Stated Maturity no later than the Stated Maturity of the Related J-__ Notes being redeemed in connection with the issuance of the Series __ Notes), shall have aggregate Relevant Principal Amounts as set forth below and shall bear interest at the rates per annum specified below:

                      Aggregate  Aggregate
                      Relevant   Original   AOIP as
                      Principal  Issue Pr   Percenta
            Stated     Amount    ice        ge         Interest
  Note     Maturity   ("ARPA")   ("AOIP")   of ARPA      Rate


  __-1
  __-2
  __-3



Pursuant to the terms of the Participation Agreement, the Series __ Notes shall be initially issued to the Pass Through Trustee.

          SECTION 1.5 Denominations. The Series __ Notes shall be issued in denominations of $1,000 of Relevant Principal Amount or integral multiples thereof.

          SECTION 1.6  Principal and Interest Payments.

          (a) Each of the Series __ Notes shall bear interest on the Relevant Principal Amount specified in each such Series __ Note from time to time outstanding in respect of the period commencing on and including the Commencement Date and ending on the date when the principal amount of such Series __ Note shall have been paid in full, such being interest payable on each Installment Payment Date; provided, however, that, if the Accreted Value of any Series __ Note is not paid when due (upon redemption or acceleration or otherwise) during the Pre-Commencement Date Period, interest on the Accreted Value of such Series __ Note as at the date such Accreted Value was not paid shall accrue (and be payable on demand) at the interest rate per annum specified in Section 1.4 from such date until such Accreted Value shall have been paid in full.

          (b) During the Pre-Commencement Period, Original Issue Discount shall accrue on each Series __ Note at the interest rate specified in
Section 1.4, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months.

          (c) The principal of each Series __ Note shall be payable in installments, on each Installment Payment Date and at Stated Maturity, in amounts equal to the Installment Payment Amount for each Installment Payment Date and Stated Maturity, as provided in Schedule 1.6 hereto.

          (d) Payment on Series __ Notes in respect of interest and Installment Payment Amounts, if any, payable on any Installment Payment Date (other than the Stated Maturity of the Series __ Notes) shall be on each Installment Payment Date (other than the Stated Maturity of the Series
__ Notes) to the holder of record on the relevant Record Date. With respect to the Series __ Notes, "Record Date" for the interest or Installment Payment Amounts payable on any Installment Payment Date, shall mean the calendar day (whether or not a Business Day) which is 15 calendar days prior to the related Installment Payment Date.

          (e) The principal of, Premium, if any, and interest on the Series __ Notes shall be payable in immediately available funds at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 5.3 of the Original Indenture, or as otherwise directed in the manner herein provided. Notwithstanding the foregoing or any provision in any Series __ Note to the contrary, the Indenture Trustee will pay, or cause to be paid, if so requested by any Holder of Series __ Notes by written notice to the Owner Trustee and the Indenture Trustee, all amounts payable by the Owner Trustee hereunder to such Holder of Series __ Notes or a nominee therefor either
(i) by transferring by wire in immediately available funds to an account maintained by such Holder of Series __ Notes with a bank in the United States the amount to be distributed to such Noteholder or (ii) by mailing a check denominated in U.S. dollars to such Holder of Series __ Notes at such address as such Holder of Series __ Notes shall have specified in such notice, in any case without any presentment or surrender of any Series __ Notes, except that any Holder of Series __ Notes shall surrender any Series
__ Note to the Indenture Trustee upon payment in full of the principal amount of and interest on such Series __ Note and such other sums payable to such Holder hereunder or under the Series __ Note.

          SECTION 1.7  Optional Redemption.   All of the Series __ Notes
are subject to redemption, in whole or by subseries, pursuant to Section
2.5 of the Participation Agreement. Notice of any such redemption shall be given in accordance with Sections 6.2 and 6.4 of the Original Indenture. The Redemption Price of each such Series __ Note to be redeemed shall be equal to the aggregate unpaid principal amount of such Series __ Note, plus Premium, if any, together with accrued but unpaid interest thereon to, but not including, the applicable Redemption Date.

          SECTION 1.8  Special Redemptions.

          (a)  If an Event of Loss under Lease __ shall occur, the Series
__ Notes are subject to redemption as set forth in Section 6.1(b)(i) of the Original Indenture.

          (b) If Lease __ shall be terminated pursuant to Section 14 thereof, the Series __ Notes are subject to redemption as set forth in
Section 6.1(b)(ii) of the Original Indenture.
          (c) The Series __ Notes are also subject to purchase at the option of the Owner Trustee in accordance with the terms of Section 8.10(c) of the Original Indenture.

          SECTION 1.9 Paying Agent and Note Registrar. The initial Paying Agent and Note Registrar for the Series __ Notes shall be the Indenture Trustee.

          SECTION 1.10 Form of the Series __ Notes. The Series__ -1 Notes shall be issued in substantially the form attached as Exhibit B-1 hereto and the Series __ -2 Notes and Series __ -3 Notes shall be issued in substantially the form attached as Exhibit B-2 hereto.

          SECTION 1.11 Certificate of Authentication. The form of the certificate of authentication for the Series __ Notes to be executed by the Indenture Trustee shall be as set forth at the end of Exhibit B-1 or B-2, as the case may be. The alternate form of certificate of authentication for the Series __ Notes to be executed by an Authenticating Agent on behalf of the Indenture Trustee shall be as set forth in Section 9.10 of the Original Indenture.

          SECTION 1.12 Other Terms. The Series __ Notes shall have and be subject to such other terms not inconsistent with the terms of this Second Supplemental Indenture as are set forth in the Original Indenture.

          SECTION 1.13 Series of Notes. Subject to the satisfaction or waiver of the requirements of Section 2.5 of the Participation Agreement or
Section 8(f) of the Related Lease, as the case may be, the Owner Trustee shall have the right from time to time to issue Notes to provide (a) sufficient funds to redeem the principal amount of Related Notes of any series or subseries theretofore authenticated and delivered hereunder, or
(b) all or a portion of the amount necessary to finance any Modification; provided that (i) no Premium or penalty shall be payable as a result of (A) the redemption of such Notes occurring as a result of an Event of Loss, or
(B) the payment of such Notes after the declaration of acceleration of such Notes or in connection with the occurrence of an Indenture Event of Default and (ii) the Installment Payment Dates and the Record Dates for all Series__ Notes shall not differ. The Indenture Trustee shall authenticate and deliver all Series__ Notes subject to the conditions of Section 2.13 of the Original Indenture.

          SECTION 1.14 Equally and Ratably Secured Notes. All Outstanding Series___ Notes shall be equally and ratably secured by the Indenture, this Second Supplemental Indenture and the Indenture Estate [Series ___], without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or Stated Maturity, so that all Outstanding Series ___ Notes shall have the same right, lien and preference under and by virtue of the Original Indenture, this Second Supplemental Indenture and the Indenture Estate [Series ___].

          SECTION 1.15 Indenture Estate. Neither the Owner Participant nor any Holder of a Series ___ Note shall have legal title to any part of the Indenture Estate [Series ___]. No transfer, by operation of law or otherwise, of any Series ___ Note or other right, title or interest of the Owner Participant or of any Holder of a Series ___ Note in and to the Indenture Estate [Series ___] or hereunder shall operate to terminate the Indenture, or the trust hereunder or entitle any successor or transferee of the Owner Participant or of such Holder of a Series ___ Note to any accounting or to the transfer to it of legal title to any part of the Indenture Estate [Series ___], other than as set forth in the Original Indenture and in this Second Supplemental Indenture, and such restriction shall run with the land and survive any termination of the original Indenture and this Second Supplemental Indenture [Series ___] in violation thereof.

          SECTION 1.16 Assignment of Rents. Owner Trustee irrevocably and absolutely grants, transfers and assigns to Indenture Trustee, for so long as any of the Series __ Notes remain outstanding, all of Owner Trustee's right, title and interest in and to the Rent under Lease __. Nothing contained in this Second Supplemental Indenture, nor the exercise of the right by Indenture Trustee to collect the Rent under Lease __, shall be deemed to make Indenture Trustee a "mortgagee in possession" or shall be, or be construed to be, an affirmation by Indenture Trustee of, or an assumption of liability by Indenture Trustee under, or a subordination of the lien of this Second Supplemental Indenture to, any tenancy, lease or option.

          SECTION 1.17 Default; Remedies. Upon the occurrence of any Indenture Event of Default, but subject to the terms of the Original Indenture, including, but not limited to, Sections 8.2, 8.3, 8.10 and 8.15 of the Original Indenture: (a) the Owner Trustee shall be in default under this Second Supplemental Indenture, and upon acceleration of the maturity of any Secured Obligations in accordance with the terms of the Series __ Notes and the Original Indenture, all Secured Obligations shall immediately become due and payable without further notice to the Owner Trustee and (b) the Indenture Trustee may, without notice to or demand upon the Owner Trustee, which are expressly waived by the Owner Trustee (except for notices or demands otherwise required by Applicable Law to the extent not effectively waived by the Owner Trustee and any notices or demands specified below), and without releasing the Owner Trustee from any of the Secured Obligations, exercise any one or more of the following remedies as Indenture Trustee may determine:

               (i) the Indenture Trustee may, either directly or through an agent or court-appointed receiver, and without regard to the adequacy of any security for the Secured Obligations, but subject to Sections 8.3(a) and 8.10 of the Original Indenture, exercise any or all of the rights and powers and pursue any or all of the
          remedies under the Lease affecting Property       (including
          Section 16 thereof) and, in connection therewith, corresponding remedies under this Section 1.19 and may take possession of all or any part of the Indenture Estate [Series ___] and may exclude the Owner Trustee and the Lessee and, to the extent permitted by Applicable Law, all persons claiming under either of them wholly or partly therefrom;

               (ii) the Indenture Trustee may execute and deliver to Trustee written declaration of default and demand for sale and written notice of default and of election to cause all or any part of the Indenture Estate [Series __] to be sold, which notice Trustee shall cause to be filed for record; and after the lapse of such time as may then be required by law following the recordation of such notice of default, and notice of sale having been given as then required by law, Trustee, without demand on the Owner Trustee, shall sell such property at the time and place fixed by it in such notice of sale, either as a whole or in separate parcels and in such order as the Indenture Trustee may direct (the Owner Trustee waiving any right to direct the order of sale), at public auction to the highest bidder for cash in lawful money of the United States (or cash equivalents acceptable to Trustee to the extent permitted by applicable law), payable at the time of sale. Trustee may postpone the sale of all or any part of the Indenture Estate [Series __] by public announcement at such time and place of sale, and from time to time after any such postponement may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to the purchaser at such sale its deed conveying the property so sold, but without any covenant or warranty, express or implied, and the recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee or the Indenture Trustee, may purchase at such sale, and any bid by the Indenture Trustee may be, in whole or in part, in the form of cancellation of all or any part of the Secured Obligations. Any such sale shall be free and clear of any interest of the Owner Trustee and any lease, encumbrance or other matter affecting the property so sold which is subject or subordinate to this Second Supplemental Indenture, except that any such sale shall not result in the termination of any such lease (A) if and to the extent otherwise provided in any estoppel or other agreement executed by the tenant and the Indenture Trustee (or executed by the tenant in favor of, and accepted by, the Indenture Trustee), or (B) if the purchaser at such sale gives written notice to the tenant, within 30 days after date of sale, that the lease will continue in effect;

               (iii) with respect to any personal property secured hereby, the Indenture Trustee shall have in any jurisdiction where enforcement of this Second Supplemental Indenture is sought all remedies of a secured party under the UCC and may require the Owner Trustee, on demand, to assemble all personal property secured hereby and make it available to the Indenture Trustee at places that the Indenture Trustee may select that are reasonably convenient for both parties, whether at the premises of the Owner Trustee or elsewhere; and

               (iv) the Indenture Trustee may proceed to protect, exercise and enforce any and all other remedies provided under the Series
          ___ Notes, the Original Indenture or by applicable laws.

          Each of the remedies provided in this Second Supplemental Indenture is cumulative and not exclusive of, and shall not prejudice, any other remedy provided in this Second Supplemental Indenture or by applicable laws or under any other Transaction Document. Each remedy may be exercised from time to time as often as deemed necessary by Trustee and the Indenture Trustee, and in such order and manner as the Indenture Trustee may determine. This Second Supplemental Indenture is independent of any other security for the Secured Obligations, and upon the occurrence of an Indenture Event of Default, Trustee or the Indenture Trustee may proceed in the enforcement of this Second Supplemental Indenture independently of any other remedy that Trustee or the Indenture Trustee may at any time hold with respect to the Indenture Estate [Series __] or the Secured Obligations or any other security. The Owner Trustee, for itself and for any other person claiming by or through the Owner Trustee, waives, to the fullest extent permitted by applicable laws, all rights to require a marshalling of assets by Trustee or the Indenture Trustee or to require Trustee or the Indenture Trustee to first resort to any particular portion of the Indenture Estate [Series __] or any other security (whether such portion shall have been retained or conveyed by the Owner Trustee) before resorting to any other portion, and all rights of redemption, stay and appraisal.

          Anything to the contrary provided in this Second Supplemental Indenture or the Original Indenture notwithstanding, the Indenture Trustee shall not exercise any remedy hereunder other than the commencement of an action for judicial foreclosure of the lien of this Second Supplemental Indenture unless the Indenture Trustee shall either (i) simultaneously and in conjunction with the exercise of such remedy, commence and pursue an action for judicial foreclosure of the lien of this Second Supplemental Indenture or (ii) deliver to the Owner Trustee an Opinion of Counsel in form and from counsel reasonably satisfactory to the Owner Trustee that the exercise of such remedy in the absence of a concurrent action for judicial foreclosure will not impair the exercise of any rights or remedies reserved to the Owner Trustee pursuant to clause (bb) of the Granting Clauses of this Second Supplemental Indenture or Section 8.15 of the Original Indenture.

          Section 1.18 Costs, Fees and Expenses. The Owner Trustee shall pay, on demand, all costs, fees, expenses, advances, charges, losses and liabilities of Trustee and the Indenture Trustee under or in connection with this Second Supplemental Indenture or the enforcement of, or the exercise of any remedy or any other action taken by Trustee or the Indenture Trustee under, this Second Supplemental Indenture or the collection of the Secured Obligations, in each case including (a) reconveyance and foreclosure fees of Trustee, (b) costs and expenses of the Indenture Trustee or Trustee or any receiver appointed under this Second Supplemental Indenture in connection with the operation, maintenance, management, protection, preservation, collection, sale or other liquidation of the Indenture Estate [Series __] or foreclosure of this Second Supplemental Indenture, (c) advances made by the Indenture Trustee to complete or partially construct all or any part of any construction which may have commenced on the Indenture Estate [Series __] or otherwise to protect the security of this Second Supplemental Indenture, (d) cost of evidence of title, and (e) the reasonable fees and disbursements of Trustee's and the Indenture Trustee's legal counsel and other out-of-pocket expenses, and the reasonable charges of the Indenture Trustee's internal legal counsel; together with interest on all such amounts until paid (i) at the Overdue Interest Rate in the case of any such interest payable to the Indenture Trustee, and (ii) at the rate provided by law in the case of any such interest payable to Trustee.

               Section 1.19 Substitution of Trustee. The Indenture Trustee may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named in or acting under this Second Supplemental Indenture, which instrument, when executed by the Indenture Trustee and duly acknowledged and recorded in the office of the recorder of the county or counties where the real property secured hereby is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees who shall, without conveyance from the predecessor Trustee, succeed to all of its title, estate, rights, powers and duties. Such instrument must contain the name of the original Owner Trustee, Trustee and the Indenture Trustee, the book and page where this Second Supplemental Indenture is recorded (or the date of recording and instrument number) and the name and address of the new Trustee.



                           ARTICLE 2
            Release of First Supplemental Indenture

          Section 2.1 Release of First Supplemental Indenture. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indenture Trustee hereby authorizes and directs Trustee to release for all purposes from the lien of First Supplemental Indenture the property described on Exhibit "A" attached hereto and made a part hereof (the "Release Parcel").

               The Release granted by the Trustee pursuant to this Article 2 shall affect only the lien of the First Supplemental Indenture. Such release does not constitute satisfaction or forgiveness of all or any portion of the indebtedness evidenced by the Series ___ Notes or secured by this Second Supplemental Indenture. This Second Supplemental Indenture shall continue to be in full force and effect, encumbering all property described therein.


                           ARTICLE 3

                         MISCELLANEOUS

          SECTION 3.1 Satisfaction and Discharge. The Series __ Notes shall be subject to satisfaction and discharge as provided in Section 3.1 of the Original Indenture.

          SECTION 3.2 Execution as Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof.

          SECTION 3.3 Responsibility for Recitals, Etc. The recitals contained herein and in the Series __ Notes, except the Indenture Trustee's certificate of authentication, shall be taken as the statements of the Owner Trustee, and the Indenture Trustee assumes no responsibility for the correctness of the same.

          SECTION 3.4 GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW DOCTRINE OF SUCH STATE.

          SECTION 3.5 Ratification of Indenture. As supplemented by this Second Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture as so supplemented by this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. The provisions of this Second Supplemental Indenture supersede in all respects the First Supplemental Indenture.

          SECTION 3.6 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

          SECTION 3.7 Request for Notice. The Owner Trustee requests that a copy of any notice of default and a copy of any notice of sale be mailed to the Owner Trustee at the Owner Trustee's address set forth above.

          SECTION 3.8 Declaration of Trust. The Owner Trustee hereby declares the creation of this Trust (the "1994 Series __ Trust") for the benefit of the Holders of the Series __ Notes, and the Pass Through Trustee, as the initial Holder of the Series __ Notes, as the grantor of the 1994 Series __ Trust, by its acceptance of the Series __ Notes, joins in the creation of this 1994 Series __ Trust with the Trustee.





          IN WITNESS WHEREOF, the parties have caused this Second
Supplemental Indenture to be duly executed as of the date and year first above written.

                                                STATE STREET BANK AND
                         TRUST COMPANY OF CALIFORNIA, NATIONAL
                         ASSOCIATION, not in its individual capacity except to the extent set forth herein, but as Owner Trustee under the Trust Agreement



                         By:    __________________________
                                     Name:
                                     Title:



                         WILMINGTON TRUST COMPANY, as
                         Indenture Trustee



                         By:    ________________________
                                     Name:
                                     Title:


State of Delaware               )
                                        )
County of New Castle     )


On __________________________ before me, ____________________________,
Notary Public, personally appeared
______________________________________________________  personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal




        SIGNATURE                                 [seal]



State of __________             )
                                        )
County of ___________    )


On __________________________ before me, ____________________________,
Notary Public, personally appeared
______________________________________________________  personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal




        SIGNATURE                                 [seal]


                                                  SCHEDULE 1.6


                 Installment Payment Dates and
                Installment Payment Percentages


                __-1 Notes due [               ]

   Installment Payment        Installment Payment      Installment Payment
            Date                   Percentage             Payment Amount

                                   100%




                __-2 Notes due [               ]

 Installment Payment          Installment Payment      Installment Payment
          Date                     Percentage             Payment Amount







                _-3 Notes due [               ]

Installment Payment           Installment Payment      Installment Payment
         Date                      Percentage             Payment Amount








                                                   EXHIBIT B-1 to
                        Second Supplemental Indenture [Series __]



                     FORM OF SERIES __ NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

No.______
$ _________ (________ United States Dollars) ("Original Issue Price")
$ _________ (________ United States Dollars) ("Relevant Principal Amount")


                  STATE STREET BANK AND TRUST
          COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION,
                not in its individual capacity,
                  but solely as Owner Trustee
                   under the Trust Agreement
                 dated as of December 21, 1993



SERIES __-__ NOTE

INTEREST RATE:  [              ]
STATED MATURITY:  [                       ]
REGISTERED NOTEHOLDER:  [                       ]


     STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (hereinafter called the "Owner Trustee," which term includes any successor corporation under the Indenture referred to herein) dated as of December 21, 1993, with the Owner Participant named therein (together with its permitted successors and assigns, hereinafter called the "Owner Participant"), for value received and intending to be legally bound, hereby promises to pay to the Registered Noteholder named above, or registered assigns, the principal sum in Dollars equal to the Relevant Principal Amount as set forth herein below due and payable at Stated Maturity specified above (provided, however, that if the obligations evidenced by this Series __ Note shall become due and payable (upon redemption or acceleration or otherwise) during the Pre-Commencement Period, the principal amount thereof to be paid shall be the Accreted Value of such date of redemption, acceleration or payment of this Series __ Note) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at the interest rate per annum specified above on the principal amount from time to time Outstanding in respect of the period commencing on and including the Commencement Date and ending on the date when the principal amount hereof shall have been paid in full; provided, however, that, if the Accreted Value of this Series __ Note is not paid when due (upon redemption or acceleration or otherwise) during the Pre-Commencement Date Period, interest on the Accreted Value of this Series __ Note as at the date such Accreted Value was not paid shall accrue (and be payable on demand) at the interest rate per annum specified above from such date until such Accreted Value shall have been paid in full. Original Issue Discount (the difference between Original Issue Price and Relevant Principal Amount of this Series __ Note) shall accrue on this Series __ Note at the interest rate specified above, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, during the Pre-Commencement Date Period. The principal amount evidenced by this Series __ Note at the date of issuance shall be deemed to be an amount equal to the Original Issue Price specified above. As at the Commencement Date, the principal amount evidenced hereby shall be the Relevant Principal Amount specified above.

     All amounts payable by the Owner Trustee hereunder and under the Trust Indenture and Security Agreement, dated as of December 21, 1993, between the Owner Trustee and Wilmington Trust Company, as Indenture Trustee (herein called the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture (as defined below)), as supplemented by the First Supplemental Indenture [Series __], dated as of December 21, 1993, which was recorded in the Official Records of _______ County, California, and by the Second Supplemental Indenture [Series __], dated as of April 1, 1994, which Second Supplemental Indenture [Series __] is intended to be recorded forthwith in such Official Records (the Trust Indenture and Security Agreement (the "Original Indenture"), together with all indentures supplemental thereto, herein called the "Indenture"), shall be made only from assets subject to, or intended to be subject to the lien of the Indenture, the income and all payments of principal and interest shall be made in accordance with the terms of the Indenture. Each Noteholder, by its acceptance of this Series __ Note, agrees that (a) except as otherwise expressly provided in the Indenture, it will look solely to the assets subject to or intended to be subject to the lien of the Indenture or the income and proceeds received by the Indenture Trustee therefrom to the extent available for distribution to the Noteholder as provided in the Indenture and (b) neither the Owner Participant nor, except as otherwise expressly provided in the Indenture and the other Transaction Documents, the Owner Trustee, in its individual capacity, is liable to the Noteholder for any amounts payable under this Series __ Note or the Indenture. Without in any way affecting the limitations on liability set forth in Sections 1.13 and 2.12 of the Original Indenture, Article II of the Participation Agreement and Sections 4 and 21(i) of Lease __, the Indenture Trustee, and each Noteholder by accepting this Series __ Note, hereby acknowledge and agree that none of the Owner Trustee, the Owner Participant, or any director, officer, employee, stockholder, agent or Affiliate of the Owner Trustee or the Owner Participant (the "Exculpated Persons") shall have any obligation, duty or liability of any kind whatsoever to the Indenture Trustee or any such Noteholder in connection with the exercise by any Exculpated Person of any rights of the Owner Trustee under Section 8 of Lease __, or the taking of any action or the failure to take any action by any Exculpated Person in connection with any rights of the Owner Trustee under Section 8 of Lease __, and the Indenture Trustee and each such Noteholder hereby waives and releases, to the extent permitted by Applicable Law, each Exculpated Person of any and all such obligations, duties or liabilities.

     The interest so payable, and punctually paid or duly provided for, on the applicable Interest Payment Date, as provided in the Indenture, shall be paid to the Person in whose name this Series __ Note is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Noteholder on such Record Date and may be paid to the Person in whose name this Series __ Note is registered at the close of business on a subsequent Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee (which date shall be not less than 10 Business Days prior to the payment of such Defaulted Interest), notice of which shall be given to Noteholders entitled thereto not less than 15 days preceding such subsequent Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series __ Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal of, Premium, if any, and interest on this Series __ Note shall be payable in immediately available funds at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 5.3 of the Original Indenture, or as otherwise directed in the manner provided in the Indenture.
Notwithstanding the foregoing or any provision herein to the contrary, the Indenture Trustee will pay, or cause to be paid, if so requested by any Holder of this Series __ Note by written notice to the Owner Trustee and the Indenture Trustee, all amounts payable by the Owner Trustee hereunder to such Holder of this Series __ Note or a nominee therefor either (i) by transferring by wire in immediately available funds to an account maintained by such Holder with a bank in the United States the amount to be distributed to such Holder or (ii) by mailing a check denominated in U.S. dollars to such Holder at such address as such Holder of this Series __ Note shall have specified in such notice, in any case without any presentment or surrender of this Series __ Note except that the Holder shall surrender this Series __ Note to the Indenture Trustee upon payment in full of the principal amount of and interest on this Series __ Note and such other sums as may then be payable to such Holder under the Indenture or under this Series __ Note.

     Capitalized terms used in this Series __ Note which are not otherwise defined herein shall have the meanings ascribed thereto in Appendix A to the Original Indenture, as amended. Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged, mortgaged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Indenture Trustee and the Noteholders and the terms upon which the Series __ Notes are, and are to be, executed and delivered, as well as a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder agrees by its acceptance of this Series __ Note. Except as provided in the Indenture, the Series __ Notes are limited in
aggregate Relevant Principal Amount Outstanding to [          ] and all of
which will have a Stated Maturity on [          ].

     All of the Relevant Principal Amount of this Series Note will be due and payable at the Stated Maturity set forth above.

     As more fully provided in the Indenture, the Series __ Notes are
subject to   redemption under the circumstances set forth in Article 6 of the Original Indenture.

     If an Indenture Event of Default shall occur and be continuing, the Accreted Value (at any date prior to the Commencement Date) on the Relevant Principal Amount (at any date thereafter), as the case may be, and any interest accrued hereon of the Series __ Notes may, subject to certain rights of the Owner Trustee or the Owner Participant (or both) contained or referred to in the Indenture, be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an Indenture Event of Default constitutes an Event of Default by the Lessee under Lease __, subject to the provisions of the Indenture, including certain specified limitations, the Indenture Trustee may declare Lease __ to be in default, and may exercise one or more of the remedies of the Owner
Trustee provided in Lease __.    Such remedies include the right to
terminate Lease __ and repossess and use or relet the Lessor Interest originally leased under Lease __, to sell such Lessor Interest or any part thereof free and clear of the Lessee's rights and retain the proceeds and, so long as the Owner Trustee has not sold such Lessor Interest, to require the Lessee to pay as liquidated damages for loss of bargain and not as a penalty (in lieu of Basic Rent due after the payment date) and, in the case of a payment under clause (d) below, as consideration for the Owner Trustee's obligation to transfer such Lessor Interest to the Lessee and to surrender certain unpaid Rent under Lease __.


     The Owner Trustee or the Owner Participant may cure any default by the Lessee under Lease __ arising from the failure of the Lessee to make any payment of Basic Rent under Lease __, provided that such failure of the Lessee is not the third consecutive such failure, or the sixth cumulative such failure. In the event of any default by the Lessee of any obligation under Lease __ (other than the obligation to pay Basic Rent), the Owner Trustee or the Owner Participant may (but are not obligated to, to the extent not prohibited by Applicable Law), make any payment or perform or comply with any such agreement as the Lessee shall be obligated to pay, perform or comply with under Lease __.

     The right of the Holder of this Series __ Note to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire principal of all the Series__ Notes upon compliance by the Owner Trustee with certain conditions set forth therein.

     Following an Indenture Event of Default, the Owner Trustee may, subject to the conditions specified in the Indenture, purchase all of the Notes in accordance with the terms of the Indenture. Each Noteholder, by accepting this Series __ Note, agrees, subject to the provisions of the Indenture, that, upon payment to the Indenture Trustee of the aggregate unpaid principal amount of the Outstanding Notes, without premium or penalty, together with accrued but unpaid interest thereon to the date of such payment (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) and any other amounts due and payable to the Noteholders, and upon satisfaction of all of the conditions contained in the Indenture pertaining to the purchase of the Notes by the Owner Trustee, such Holder shall be deemed to have sold this Series __ Note to the Owner Trustee or its designee.

     As provided in the Indenture and subject to certain limitations therein set forth, this Series __ Note is transferable on the Note Register, upon surrender of this Series __ Note for registration of transfer at the office or agency of the Note Registrar to be maintained for that purpose in Wilmington, Delaware or at any other office or agency of the Note Registrar maintained for that purpose, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Noteholder or his attorney duly authorized in writing, and thereupon one or more new Series __ Notes of the same series with the same interest rate and Stated Maturity as the Series
__ Notes so to be transferred; of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Series __ Notes are issuable only in registered form in denominations of $1,000 or integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series
__ Notes are exchangeable at the office or agency of the Note Registrar maintained for that purpose for an equal aggregate principal amount of Series __ Notes of the same series with the same interest rate and Stated Maturity and of a different authorized denomination or denominations, as requested by the Series __ Noteholder surrendering the same.

     No service charge will be made to any Noteholder for any such transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation of this Note for registration or transfer, the Person in whose name this Series __ Note is registered shall be deemed to be the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Series __ Note shall be overdue, regardless of any notice to anyone to the contrary.

     THE SERIES __ NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW DOCTRINE OF SUCH STATE.



     IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed.

Date:  April    , 1994                                    STATE STREET
                                   BANK AND TRUST COMPANY OF CALIFORNIA,
                                   NATIONAL ASSOCIATION, not in its
                                   individual capacity, but solely as
                                   Owner Trustee




By:______________________
                                                                Name:
                                                                Title:


                                                   EXHIBIT B-2 to
                        Second Supplemental Indenture [Series __]



                     FORM OF SERIES __ NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

No.______
$ _________ (________ United States Dollars) ("Original Issue Price")
$ _________ (________ United States Dollars) ("Relevant Principal Amount")


                        STATE STREET BANK AND TRUST
               COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION,
                      not in its individual capacity,
                        but solely as Owner Trustee
                         under the Trust Agreement
                       dated as of December 21, 1993



SERIES __-__ NOTE

INTEREST RATE:  [              ]
STATED MATURITY:  [                       ]
REGISTERED NOTEHOLDER:  [                       ]


     STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (hereinafter called the "Owner Trustee," which term includes any successor corporation under the Indenture referred to herein) dated as of December 21, 1993, with the Owner Participant named therein (together with its permitted successors and assigns, hereinafter called the "Owner Participant"), for value received and intending to be legally bound, hereby promises to pay to the Registered Noteholder named above, or registered assigns, the principal sum in Dollars equal to the Relevant Principal Amount specified above in installments on each Installment Payment Date as set forth herein below with the final installment due and payable at Stated Maturity specified above (provided, however, that if the obligations evidenced by this Series __ Note shall become due and payable (upon redemption or acceleration or otherwise) during the Pre-Commencement Period, the principal amount thereof to be paid shall be the Accreted Value of such date of redemption, acceleration or payment of this Series __ Note) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at the interest rate per annum specified above on the principal amount from time to time Outstanding in respect of the period commencing on and including the Commencement Date and ending on the date when the principal amount hereof shall have been paid in full, payable on each Installment Payment Date; provided, however, that, if the Accreted Value of this Series __ Note is not paid when due (upon redemption or acceleration or otherwise) during the Pre-Commencement Date Period, interest on the Accreted Value of this Series __ Note as at the date such Accreted Value was not paid shall accrue (and be payable on demand) at the interest rate per annum specified above from such date until such Accreted Value shall have been paid in full. Original Issue Discount (the difference between Original Issue Price and Relevant Principal Amount of this Series __ Note) shall accrue on this Series __ Note at the interest rate specified above, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, during the Pre-Commencement Date Period. The principal amount evidenced by this Series __ Note at the date of issuance shall be deemed to be an amount equal to the Original Issue Price specified above. As at the Commencement Date, the principal amount evidenced hereby shall be the Relevant Principal Amount specified above.

     All amounts payable by the Owner Trustee hereunder and under the Trust Indenture and Security Agreement dated as of December 21, 1993, between the Owner Trustee and Wilmington Trust Company, as Indenture Trustee (herein called the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture (as defined below)), as supplemented by the First Supplemental Indenture [Series __], dated as of December 21, 1993, which was recorded in the Official Records of ________ County, California, and by the Second Supplemental Indenture [Series __], dated as of April 1, 1994, which Second Supplemental Indenture [Series __] is intended to be recorded forthwith in such Official Records (the Trust Indenture and Security Agreement (the "Original Indenture"), together with all indentures supplemental thereto, herein called the "Indenture"), shall be made only from assets subject to, or intended to be subject to the lien of the Indenture, the income and all payments of principal and interest shall be made in accordance with the terms of the Indenture. Each Noteholder, by its acceptance of this Series __ Note, agrees that (a) except as otherwise expressly provided in the Indenture, it will look solely to the assets subject to or intended to be subject to the lien of the Indenture or the income and proceeds received by the Indenture Trustee therefrom to the extent available for distribution to the Noteholder as provided in the Indenture and (b) neither the Owner Participant nor, except as otherwise expressly provided in the Indenture and the other Transaction Documents, the Owner Trustee, in its individual capacity, is liable to the Noteholder for any amounts payable under this Series __ Note or the Indenture. Without in any way affecting the limitations on liability set forth in Sections
1.13 and 2.12 of the Original Indenture, Article II of the Participation Agreement and Sections 4 and 21(i) of Lease __, the Indenture Trustee, and each Noteholder by accepting this Series __ Note, hereby acknowledge and agree that none of the Owner Trustee, the Owner Participant, or any director, officer, employee, stockholder, agent or Affiliate of the Owner Trustee or the Owner Participant (the "Exculpated Persons") shall have any obligation, duty or liability of any kind whatsoever to the Indenture Trustee or any such Noteholder in connection with the exercise by any Exculpated Person of any rights of the Owner Trustee under Section 8 of Lease __, or the taking of any action or the failure to take any action by any Exculpated Person in connection with any rights of the Owner Trustee under Section 8 of Lease __, and the Indenture Trustee and each such Noteholder hereby waives and releases, to the extent permitted by Applicable Law, each Exculpated Person of any and all such obligations, duties or liabilities.

     The interest or Installment Payment Amount (other than that payable on the Stated Maturity hereof) so payable, and punctually paid or duly provided for, on the applicable Installment Payment Date, as provided in the Indenture, shall be paid to the Person in whose name this Series __
Note is registered at the close of business on the Record Date for payment of such interest or Installment Payment Amount, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date or Installment Payment Date, as the case may be. Any such interest or Installment Payment Amount not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Noteholder on such Record Date and may be paid to the Person in whose name this Series __ Note is registered at the close of business on a subsequent Record Date for the payment of such Defaulted Interest or Defaulted Installment to be fixed by the Indenture Trustee (which date shall be not less than 10 Business Days prior to the payment of such Defaulted Interest or Defaulted Installment), notice of which shall be given to Noteholders entitled thereto not less than 15 days preceding such subsequent Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series __ Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     The principal of, Premium, if any, and interest on this Series __ Note shall be payable in immediately available funds at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 5.3 of the Original Indenture, or as otherwise directed in the manner provided in the Indenture.
Notwithstanding the foregoing or any provision herein to the contrary, the Indenture Trustee will pay, or cause to be paid, if so requested by any Holder of this Series __ Note by written notice to the Owner Trustee and the Indenture Trustee, all amounts payable by the Owner Trustee hereunder to such Holder of this Series __ Note or a nominee therefor either (i) by transferring by wire in immediately available funds to an account maintained by such Holder with a bank in the United States the amount to be distributed to such Holder or (ii) by mailing a check denominated in U.S. dollars to such Holder at such address as such Holder of this Series __ Note shall have specified in such notice, in any case without any presentment or surrender of this Series __ Note except that the Holder shall surrender this Series __ Note to the Indenture Trustee upon payment in full of the principal amount of and interest on this Series __ Note and such other sums as may then be payable to such Holder under the Indenture or under this Series __ Note.

     Capitalized terms used in this Series __ Note which are not otherwise defined herein shall have the meanings ascribed thereto in Appendix A to the Original Indenture, as amended. Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged, mortgaged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Indenture Trustee and the Noteholders and the terms upon which the Series __ Notes are, and are to be, executed and delivered, as well as a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder agrees by its acceptance of this Series __ Note. Except as provided in the Indenture, the Series __ Notes are limited in
aggregate Relevant Principal Amount Outstanding to [          ] of which
[$          ] shall have a Stated Maturity on [          ], [$          ]
shall have a Stated Maturity on [          ] and [          ] shall have a
Stated Maturity on [          ].

     On each Installment Payment Date, the Holder hereof will receive a payment of principal equal to the Installment Payment Percentage for such Installment Payment Date multiplied by the Relevant Principal Amount of this Series __ Note which is set forth on the face hereof.


    Installment         Installment
      Payment             Payment
          Date           Percentage
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%
                          _______%

     As more fully provided in the Indenture, the Series __ Notes are
subject to   redemption under the circumstances set forth in Article 6 of the Original Indenture.

     If an Indenture Event of Default shall occur and be continuing, the principal amount remaining unpaid and any interest accrued hereon of the Series __ Notes may, subject to certain rights of the Owner Trustee or the Owner Participant (or both) contained or referred to in the Indenture, be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an Indenture Event of Default constitutes an Event of Default by the Lessee under Lease __, subject to the provisions of the Indenture, including certain specified limitations, the Indenture Trustee may declare Lease __ to be in default, and may exercise one or more
of the remedies of the Owner Trustee provided in Lease __.    Such remedies
include the right to terminate Lease __ and repossess and use or relet the Lessor Interest originally leased under Lease __, to sell such Lessor Interest or any part thereof free and clear of the Lessee's rights and retain the proceeds and, so long as the Owner Trustee has not sold such Lessor Interest, to require the Lessee to pay as liquidated damages for loss of bargain and not as a penalty (in lieu of Basic Rent due after the payment date) and, in the case of a payment under clause (d) below, as consideration for the Owner Trustee's obligation to transfer such Lessor Interest to the Lessee and to surrender certain unpaid Rent under Lease __.


          The Owner Trustee or the Owner Participant may cure any default by the Lessee under Lease __ arising from the failure of the Lessee to make any payment of Basic Rent under Lease __, provided that such failure of the Lessee is not the third consecutive such failure, or the sixth cumulative such failure. In the event of any default by the Lessee of any obligation under Lease __ (other than the obligation to pay Basic Rent), the Owner Trustee or the Owner Participant may (but are not obligated to, to the extent not prohibited by Applicable Law), make any payment or perform or comply with any such agreement as the Lessee shall be obligated to pay, perform or comply with under Lease __.

          The right of the Holder of this Series __ Note to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire principal of all the Series__ Notes upon compliance by the Owner Trustee with certain conditions set forth therein.

          Following an Indenture Event of Default, the Owner Trustee may, subject to the conditions specified in the Indenture, purchase all of the Notes in accordance with the terms of the Indenture. Each Noteholder, by accepting this Series __ Note, agrees, subject to the provisions of the Indenture, that, upon payment to the Indenture Trustee of the aggregate unpaid principal amount of the Outstanding Notes, without premium or penalty, together with accrued but unpaid interest thereon to the date of such payment (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) and any other amounts due and payable to the Noteholders, and upon satisfaction of all of the conditions contained in the Indenture pertaining to the purchase of the Notes by the Owner Trustee, such Holder shall be deemed to have sold this Series __ Note to the Owner Trustee or its designee.

          As provided in the Indenture and subject to certain limitations therein set forth, this Series __ Note is transferable on the Note Register, upon surrender of this Series __ Note for registration of transfer at the office or agency of the Note Registrar to be maintained for that purpose in Wilmington, Delaware or at any other office or agency of the Note Registrar maintained for that purpose, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Noteholder or his attorney duly authorized in writing, and thereupon one or more new Series __ Notes of the same series with the same interest rate and Stated Maturity as the Series
__ Notes so to be transferred; of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Series __ Notes are issuable only in registered form in denominations of $1,000 or integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series
__ Notes are exchangeable at the office or agency of the Note Registrar maintained for that purpose for an equal aggregate principal amount of Series __ Notes of the same series with the same interest rate and Stated Maturity and of a different authorized denomination or denominations, as requested by the Series __ Noteholder surrendering the same.

          No service charge will be made to any Noteholder for any such transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentation of this Note for registration or transfer, the Person in whose name this Series __ Note is registered shall be deemed to be the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Series __ Note shall be overdue, regardless of any notice to anyone to the contrary.

          THE SERIES __ NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW DOCTRINE OF SUCH STATE.



          IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed.

Date: April  , 1994            STATE STREET BANK AND TRUST
                               COMPANY OF CALIFORNIA,
                               NATIONAL ASSOCIATION, not in its
                               individual capacity, but solely as Owner
                              Trustee



                              By:______________________
                                   Name:
                                   Title:


            [FORM OF CERTIFICATE OF AUTHENTICATION]




This is one of the Series __ Notes, due [            ] described in the
within mentioned Indenture.

                              WILMINGTON TRUST COMPANY,
                              as Indenture Trustee


                              By:________________________
                                  Authorized Officer

                                                       APPENDIX A

"Commencement Date" shall mean ______________, _______________ with respect to each Series ___ Note maturing _______________, _______________;
_______________, _______________ with respect to each Series ___ Note maturing _______________, _______________; and _______________,
_______________ with respect to each Series ___ Note maturing
_______________, _______________.